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                                                                   Exhibit 99(1)

ORKLA LETTERHEAD                                   SUNDAL COLLIER & CO CORPORATE
                                                   FINANCE LETTERHEAD

The Board of CanArgo Energy, Corp.
Att:  Chairman David Robson

                                                   Oslo, December 8, 1999

STRICTLY CONFIDENTIAL

AGREEMENT ON FINANCIAL ADVISORY SERVICES

With reference to our recent meetings and telephone conversations, we are pleased to present the arrangements under which Orkla and Sundal could act as financial advisor for CanArgo Energy, Corp. in connection with a private placement in CanArgo Energy, Corp.
("the Company").

Definitions:
CanArgo:          CanArgo Energy, Corp.
Orkla:            Orkla Finans (Fondsmegling) ASA
Sundal:           Sundal Collier & Co. ASA

PROPOSAL
Orkla and Sundal propose to act as financial advisor for CanArgo in connection with a placement of new shares ("the Private Placement"). In this connection we each propose to approach up to 25 investors in Norway. We will aim at placing the total number of shares on December 9, 1999. We have a preliminary understanding that the size of the Private Placement should be 3,300,000 new shares of common stock of the same class as the present listed stock on the Oslo Stock Exchange. The shares will be placed at market price on December 8, 1999 and will be made available for the managers from the Company within two working-days after the placement.

THE ASSIGNMENT
The assignment for Orkla and Sundal to act as joint managers in the completion of the proposed Transaction include, but is not limited to the following tasks:
     o        overall co-ordination and execution of the proposed Transaction
     o        organize and host investor presentations
     o to in co-operation with the Company prepare necessary legal documents for subscription/purchase of shares for both the Private Placement and the Listing
     o management and co-ordination of settlement and registration of the new shares
     o necessary contact with the Oslo Stock Exchange and CanArgo's account manager in the VPS/VPC

CONDITIONS
Orkla and Sundal's offer is based on the following conditions:
     o that a possible completion of the Transaction will be based on legally binding decisions of CanArgo's management and board of directors and that all decisions will be in accordance with prevailing law




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     o        that no substantial new information will be resulting from the managers' due diligence leading to a reconsideration of the assignment from Orkla and Sundal and that CanArgo will provide us with a declaration of completeness with regard to the information Orkla and Sundal will receive in connection with the Transaction
     o that the board of CanArgo will be responsible for the information contained in the presentation material and a possible prospectus
     o that CanArgo co-operate with Orkla and Sundal in the making of any public announcements and in particular shall not make any announcement concerning the subject matter of the engagement, whether formal or informal, without the prior consent of Orkla and Sundal

TERMS
For Orkla and Sundal's participation in the Private Placement and the Listing, CanArgo shall pay a total success fee of 6.0% of the gross placement consideration under the Transaction.

The fee shall be split equally between Orkla and Sundal, if each party has succeeded in completing a placement of 50% of the total number of shares to be issued under the transaction by the end of the business day on December 9, 1999. If one of the managers fails to accomplish his part of the Transaction at market conditions for the day, the other manager has the option to place the remaining number of shares on that day or the day after.

CanArgo shall further cover all Orkla and Sundal's reasonable "out-of-pocket" expenses regarding the Transactions such as legal fees, Oslo Stock Exchange listing fees and others. Orkla and Sundal does not foresee any significant such costs.

The success fee is deductible against the total placement consideration at the completion of the Private Placement.

OTHERS
We are looking forward to a co-operation with you on this assignment. Please sign on the bottom of this page and return to the undersigned within the scope of this business day if the proposal is acceptable.

Yours sincerely,
for Orkla Finans (Fondsmegling) A.S         for Sundal Collier & Co. ASA



/s/Thor Andre Talhaug                       /s/Martin Molsaeter
Thor Andre Talhaug                          Martin Molsaeter


for CanArgo Energy, Corporation


/s/David Robson
David Robson
Chairman